UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

AMERISAFE, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2016 the Company held its annual meeting of shareholders. All matters submitted for approval by the Company’s shareholders, as described in the Company’s proxy statement on Schedule 14A filed with the SEC on April 29, 2016, were approved. The number of common shares entitled to vote at the Company’s 2016 annual meeting of shareholders was 20,440,124 representing the number of shares outstanding as of April 18, 2016, the record date for the annual meeting.

The results of each matter voted on at the annual meeting were as follows:

1. Election of directors. The following directors were elected for terms expiring at the 2019 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Teri G. Fontenot	17,621,500	87,116	628,763
Jared A. Morris	17,433,162	275,454	628,763
Daniel Phillips	17,432,699	275,917	628,763

2. Advisory vote on executive compensation. The compensation of the Company’s named executive officers as disclosed in the 2016 proxy statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis” was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,431,661	270,085	6,870	628,763

3. Amendment to Company’s non-employee director restricted stock plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,409,935	291,118	7,563	628,763

4. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. The appointment was ratified.

Votes For	Votes Against	Abstentions
18,259,319	68,489	9,571

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley
Executive Vice President,
General Counsel and Secretary

Date: June 10, 2016